UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 26, 2011

The First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Mississippi	33-94288	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6480 U.S. Hwy 98 West, Hattiesburg, MS	39402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(601) 268-8998

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.  On May 26, 2011, the Company held its regular Annual Shareholders' Meeting.  Four items were voted on at the meeting.  As of the record date there were 3,063,087 shares entitled to vote, of which 2,155,356 shares, or 73.1%, were voted in person or by proxy at the Annual Meeting.  Results are set forth below.

Item 1. Election of Directors
The shareholders elected four directors to serve three year terms expiring at the 2014 Annual Meeting as summarized below:

Directors Elected	Votes For	Votes Withheld	Broker Non-Votes

Class I ( three year term:)
Greg Mitchell	1,717,213	86,810	436,005
Ted Parker	1,718,213	85,810	436,005
Dennis Pierce	1,630,591	173,432	436,005
J. Douglas Seidenburg	1,645,913	158,110	436,005

Item 2. Approval of Appointment of T. E. Lott & Company as Independent Public Accountants

	Votes For	Votes Against	Abstained

	2,142,570	92,757	5,000

Item 3. Advisory Vote on Exeuctive Compensation

	Votes For	Votes Against	Abstained
	1,721,734	76,089	6,200

Item 4. Eliminate Cumulative Voting

	Votes For	Votes Against	Abstained

	1,593,457	204,266	6,300

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:         June 1, 2011

                    THE FIRST BANCSHARES, INC.

                          By: /s/ DeeDee Lowery
                          Name: DeeDee Lowery
                          Title:   Chief Financial Officer